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                                                                      EXHIBIT 21

                                  EMBREX, INC.
                                  SUBSIDIARIES

Name                                            Jurisdiction of Incorporation
----------------------------------              -----------------------------

Embrex Europe Limited                           United Kingdom
Embrex Sales, Inc.                              North Carolina
Embrex BioTech Trade (Shanghai) Co., Ltd.       People's Republic of China
Inovoject(R)do Brasil Ltda.                     Brazil
Embrex France s.a.s.                            France
Embrex Iberica                                  Spain